Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 31, 2022, with respect to the consolidated financial statements of Endava plc, incorporated by reference herein.

/s/ KPMG LLP

London, United Kingdom
September 19, 2024